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                                                                   EXHIBIT 10.12

                           FOURTH AMENDMENT TO LEASE

    REFERENCE is made to Lease dated December 10, 1996 by and between C.B. Realty Limited Partnership, a Massachusetts limited partnership, with an address at 27 Windsong Landing, Chatham, Massachusetts ("Landlord") and EXACT Laboratories, Inc., a corporation with an address at 63 Great Road, Maynard, Massachusetts ("Tenant"), as amended by Lease Amendment executed by Tenant on July 22, 1997, Lease Amendment executed by Tenant on January 21, 1999, and Lease Amendment and Extension executed by Tenant on April 25, 2000 (the "Lease") for premises consisting of approximately seventeen thousand one hundred eighty five (17,185) square feet in the building (the "Building") located at 63 Great Road, Maynard, Massachusetts (the "Premises").

    In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

    1. Effective September 1, 2000, there is added to the Premises approximately six hundred ninety two (692) square feet formerly occupied by IntexLX located on the first floor of the Building shown as outlined on Exhibit A attached hereto and made a part hereof (the "Additional Premises"). Effective September 1, 2000, the Additional Premises shall be deemed part of the Premises and the Term of the Lease (as defined in the Lease) shall expire with respect to the Additional Premises on June 30, 2003, being the date of expiration of the Term with respect to the remainder of the Premises. The Additional Premises are delivered to Tenant in "AS IS" condition, with no warranties, expressed or implied.

    Base Rent for the Additional Premises shall be Eleven Dollars ($11.00) per square foot per annum (payable in equal installments on. the first day of each month), and Tenant shall be responsible for the payment of Real Estate Taxes and Operating Expenses with respect to the Additional Premises (together with the remainder of the Premises) in accordance with paragraph numbered 2 below.

    2. Paragraph 4(a) of the Lease is hereby deleted and the following is substituted in its place:

    "4(a) (i) Tenant shall pay the Base Rent (sometimes called "Annual Fixed Rent"), in equal monthly payments, in advance, without setoff, deduction or demand, in lawful money of the United States, on the first day of each and every month during the Term, at Landlord's Office or to such other payee and/or at such other place as the Landlord may from time to time designate in writing.

    (ii) Tenant shall pay to Landlord, as Additional Rent, the percentage of any Real Estate Taxes levied against the Building, the land serving the Building (the "Land"), and other improvements, located at 63 Great Road, Maynard, Massachusetts during the Term hereof determined by dividing the number of square feet within the Premises by the Rentable Floor Area in the Building. For the purposes hereof, (x) "Rentable Floor Area" shall be deemed to include all space within the Building designed for Tenant occupancy and
    (y) "Real Estate Taxes" shall include all taxes and extraordinary and/or special assessments (and all costs and reasonable fees incurred by Landlord in contesting the same and/or negotiating with the public authorities as to the same) which may be levied or assessed by the lawful taxing authorities against the Land, Building and all other improvements forming a part of the project of which the Premises are a part. TENANT stall pay in advance of the first day of each month an estimate of one twelfth ( 1/12) of Tenant's annual obligation on account of Real Estate Taxes, which shall be an amount estimated and billed by LANDLORD prior to the beginning of each "Tax Year" (which shall mean the twelve (12) month period established as the real estate tax year by the taxing authorities as having lawful jurisdiction over the Premises). Such estimate and billing may be revised by LANDLORD at LANDLORD'S sole option, during the Tax Year based on tax bills or assessments actually received by LANDLORD relating to the current Tax Year. Within ninety (90) days of the end of each Tax Year, LANDLORD shall furnish to TENANT, in reasonable detail, the final computation and allocation of Real Estate Taxes for the preceding Tax Year. If the amount allocated to TENANT
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    exceeds the sum of the estimated Real Estate Taxes already paid by TENANT,
    TENANT shall pay such excess to Landlord within thirty (30) days of demand therefor.

    If the amount allocated to TENANT is less than that already paid by TENANT, LANDLORD shall credit the difference to future payments of Real Estate Taxes hereunder or, if at the end of the Term, refund such amount to Tenant.

    For the Tax Year in which the Lease commences or terminates, the provisions of this Section shall apply, but TENANT'S liability for its proportionate share of any taxes for such year shall be subject to a pro rata adjustment, based upon the amount of time within said Tax Year during which TENANT is obligated under the Lease to occupy the Premises and pay Base Rent.

    In the event LANDLORD shall contest the amount of real estate taxes due and payable under this provision and shall be successful and receive a refund, TENANT shall receive credit for its pro rata share of such refund less the reasonable cost of obtaining such refund.

    (iii) TENANT shall pay to LANDLORD, as Additional Rent, the percentage of "Operating Expenses" during the Term hereof determined by dividing the number of square feet within the Premises by the Rentable Floor Area in the Building. "Operating Expenses" shall mean any and all expenses, costs and disbursements (but not specific costs billed to and paid by specific Tenants) of every kind and nature incurred by Landlord in connection with the management, operation, maintenance, servicing and repair of the Building and appurtenances thereto, including without limitation the parking lots and the common areas thereof, and the Land, including but not limited to employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; the costs, including reasonable attorneys' fees, of appealing assessments of Real Estate Taxes; painting of common areas of the Building; extermination service; detection and security services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water, and other public utilities to all areas of the Building; janitorial and cleaning services; window cleaning; service contracts for the maintenance of elevators, boilers, EVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Land and the Building; business license fees and taxes; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building; legal fees; accounting fees relating to the determination of Operating Expenses and Tenants' share thereof and the preparation of statements required by Tenants' leases; management fees (which shall not exceed market rates), whether or not paid to any person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the Common Areas; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. If Landlord makes an expenditure for a capital improvement to the Land or the Building, and if, under generally accepted accounting principles ("GAAP"), such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term.

    With respect to each calendar month falling wholly within the Term of this Lease, TENANT shall pay in advance on the first of the month a tentative charge equal to one twelfth ( 1/12) of Landlord's estimate of Tenant's share of Operating Costs for the current "Operating Year". For the purposes hereof, an "Operating Year" shall he deemed to be twelve (12) consecutive calendar months commencing January 1st and ending December 31st. With respect to any fractional calendar month at the end of the Term, TENANT shall pay in advance on the first day of such month an amount equal to one-thirtieth ( 1/30) of the tentative monthly charge for the next preceding calendar month multiplied by the remaining number of days in the Term of the Lease.

    Within ninety (90) days after the end of each operating Year, LANDLORD shall compute the actual annual Operating Expenses for the Operating Year. TENANT shall be furnished a copy in
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    reasonable detail of such final computation and allocation and reasonable breakdown of charges. If the amount allocated to TENANT exceeds the sum of the tentative charges for the same Operating Year already paid by the TENANT, TENANT shall pay such excess to LANDLORD within thirty (30) days of demand. If the amount thus allocated to TENANT is less than the sum of the tentative charges for the same Operating Year already paid by the TENANT, LANDLORD shall credit the difference to future payment(s) of Operating Charges. Within ninety (90) days after then end of the Term, the sum of the tentative charges for the year in which termination occurs shall be adjusted and any deficiency or excess shall be paid by or refunded to TENANT."

    3. In all other respects the Lease shall remain the same.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 7th day of February, 2001.

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
LANDLORD:                        TENANT:
C.B. REALTY LIMITED PARTNERSHIP  EXACT LABORATORIES, INC.

By: /s/ Thomas R. Patton III     By: /s/ Don Hardison
                                 -----------------------------
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Name: Thomas R. Patton III       Name: Don Hardison
                                 --------------------------
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Title: General Partner           Title: President
                                 ---------------------------
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